EXHIBIT 10.5

AMENDMENT TO FORBEARANCE AGREEMENT

This Amendment to Forbearance Agreement (this “Agreement”) is made this 26th day of March, 2009 by and among Media Sciences, Inc. (“Lessee”), Media Sciences International, Inc. (“Guarantor”), and PNC Equipment Finance, LLC, formerly known as PNC Leasing, LLC (“Lessor”).

BACKGROUND

A.        On July 26, 2005, Lessee and Lessor executed a master lease agreement (the “Lease Agreement”). The Lease Agreement provided for Lessor to lease to Lessee certain machinery, equipment and other personal property (the “Equipment”).

B.        On July 26, 2005, Lessee and Lessor executed a supplement to master lease agreement (the “Supplement”).

C.        On February 13, 2008, Lessee and Lessor executed a waiver and amendment to lease (the “Amendment”). The Amendment provided that the Lease Agreement would terminate on or before May 15, 2008 and that the Lessee would purchase the Equipment from Lessor at a price equal to the Termination Values set forth in Schedule 001 and Schedule 002.

D.        On May 15, 2008, Lessee and Lessor executed an amendment to lease (the “Second Amendment”). The Second Amendment provided that the Lessee would purchase the Equipment on Schedule 001 no later than May 15, 2008 and would purchase the Equipment on Schedule 002 no later than June 30, 2008.

E.        For the purposes hereof, the Lease Agreement, the Amendment and the Second Amendment, and all other agreements, instruments and documents executed pursuant thereto are sometimes hereinafter collectively called the “Existing Financing Agreements.” The Existing Financing Agreements are fully enforceable against the Lessee and Guarantor. All terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Existing Financing Agreements.

F.        Lessee terminated the lease and purchased the Equipment on Schedule 001. However, Lessee did not purchase the Equipment on Schedule 002 and was accordingly in default under the Second Amendment (the “Existing Event of Default”).

G.        The parties entered into a forbearance agreement dated September 17, 2008 (the “Forbearance Agreement”). The Forbearance Agreement provided that Lessee would make monthly payments to Lessor and would satisfy the Indebtedness no later than March 31, 2009.

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H.	Lessee made the scheduled monthly payments through the date of this amendment to Lessor.

I.         The parties have agreed, subject to the terms and conditions of the Existing Financing Agreements, as modified by this Agreement, to modify certain terms of the Lease Agreement, the Amendment, the Second Amendment, and the Forbearance Agreement and the Lessor is agreeing to forbear from taking any actions to exercise its remedies as a result of the Existing Event of Default to the extent provided by, and pursuant to the terms and conditions of, this Agreement.

NOW, THEREFORE, with the foregoing Background deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.	CONFIRMATION OF INDEBTEDNESS.

(a)       Lessee and Lessor confirm that the balance due under the Forbearance Agreement is $238,019.32 as of the date hereof, plus accrued and unpaid interest and unpaid costs and expenses (the “Indebtedness”), all of which are due and owing without defense, set off, counterclaim, discount or charge of any kind.

2.	PAYMENT OF INDEBTEDNESS.

(a)       Lessee shall make monthly principal payments to Lessor of $39,668.33 each, together with accrued interest, commencing April 1, 2009 and on the first day of each month thereafter. All such payments shall be applied first to accrued interest at a rate of prime plus 2.5 percent, with the balance applied to principal. Lessee shall satisfy the outstanding principal balance, together with all accrued interest and late charges and all of Lessor’s costs and expenses no later than September 30, 2009. The obligation may be prepaid, in full or in part, at any time, without penalty.

(b)        The rate of interest charged on the outstanding principal balance of the Indebtedness shall be, effective on the date of this Agreement, prime plus 2.5 percent. Upon maturity, whether by acceleration, demand or otherwise, and at the Lessee’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under the Lease Agreement shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days), respectively, which shall be five percentage points (5%) in excess of the interest rate otherwise in effect under this Agreement, but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered. The Default Rate is imposed as liquidated damages for the purpose of defraying the Lessor’s expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the Lessor’s

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exercise of any rights and remedies hereunder, under the Existing Financing Agreements or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lessor of carrying a lease that is in default. The Lessee agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Lessor, and that the actual harm incurred by the Lessor cannot be estimated with certainty and without difficulty.

(c)       Upon payment of full of the Indebtedness, Lessor shall deliver to Lessee a bill of sale for the Equipment on Schedule 002, the Lease shall be terminated, Lessor shall file a UCC-3 termination statement, and the Guarantor shall be released from its obligations under the Guaranty. The parties agree that the UCC-1 financing statement previously filed by Lessor is intended to apply only to the Equipment and does not create a security interest by Lessor in any of Lessee’s other assets.

3.        AGREEMENT TO FORBEAR. In consideration for the terms hereof, Lessor agrees to forbear from taking any actions to terminate the Lease Agreement as to the Equipment on Schedule 002 or to seek possession of the Equipment until the date (the “Termination Date”) that is the earlier of: (a) the occurrence of an Event of Default hereunder, or (b) September 30, 2009. After the Termination Date, unless extended by Lessor, in Lessor’s sole and absolute discretion, in writing, Lessor shall have the option to exercise any and all rights and remedies it may have under the Existing Financing Agreements and as are otherwise available at law or in equity, including, without limitation, to demand immediate payment of all of Lessee’s obligations to Lessor. The Lessee has acknowledged and agreed with the Lessor that the Lessee failed to purchase the Equipment on Schedule 002 as required under with the Second Amendment and that such failure constitutes an Existing Event of Default. The Lessee has requested that the Lessor waive the Existing Event of Default. In reliance upon the Lessee’s representations and warranties and subject to the terms and conditions herein set forth, the Lessor agrees to grant a waiver of the Existing Event of Default. The Lessor is willing to continue the grant of its conditional waiver of the events of default as provided for in the Amendment and the Second Amendment, subject to the conditions in Section 4.

4.	CONDITIONS FOR FORBEARANCE.

(a)       The Lessee and Guarantor shall make all payments to Lender set forth in Section 2 of this Agreement.

(b)       The Lessee and Guarantor shall pay a forbearance fee of $5,000.00. One half of the fee shall be payable upon execution of this Agreement with the balance due on September 30, 2009. If the Indebtedness is paid in full no later than June 30, 2009, the balance of the forbearance fee will be waived.

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5.        INCORPORATION OF EXISTING FINANCING DOCUMENTS. The parties acknowledge and agree that this Agreement is incorporated into and made part of the Existing Financing Agreements, the terms and provisions of which, unless expressly modified herein or unless no longer applicable by their terms, continue unchanged and in full force and effect. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in the Existing Financing Agreements, the terms and provisions hereof shall control.

6.        LOAN DOCUMENTS. Except where the context clearly requires otherwise, all references to the Lease Agreement, the Amendment, and the Second Amendment, the Existing Financing Agreements or in any other document delivered to Lessor in connection therewith shall hereafter include and reference the Lease Agreement as amended by this Agreement.

7.        LESSEE’S RATIFICATION. Lessee agrees that it has defaulted under the terms and conditions of the Second Amendment and the Existing Financing Documents and that it has no defenses or set-offs against the Lessor, its past, present or future officers, directors, employees, agents or attorneys with respect to the Lease Agreement or the other Existing Financing Agreements, all of which are in full force and effect and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Lessee hereby ratifies and confirms its obligations under the Lease Agreement and the other Existing Financing Agreements and agrees that the execution and the delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder. Lessee hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true and complete.

8.	GUARANTOR’S RATIFICATION.

(a)       The Guarantor hereby consents to the provisions of this Agreement and confirms and agrees that its obligations under the Guaranty shall be unimpaired hereby and that it has no defenses or set-offs against the Lessor, its past, present or future officers, directors, employees, agents or attorneys with respect to the Guaranty or the transactions contemplated by the Existing Financing Agreements and that all of the terms and conditions of the Guaranty not inconsistent herewith shall remain in full force and effect unmodified and are hereby ratified and confirmed. The Guarantor hereby certifies that the representations and warranties made in the Guaranty are true and correct as of the date hereof. Without limiting the generality of any of the foregoing, the Guarantor hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true and complete.

9.        REPRESENTATIONS AND WARRANTIES. Lessee and Guarantor hereby represent, warrant and certify that:

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(a)       the representations and warranties made in the Lease Agreement and the other Existing Financing Documents are true and correct as of the date hereof;

(b)       no Event of Default under the Lease Agreement and no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof other than the Existing Event of Default;

(c)       this Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of Lessee, enforceable in accordance with its terms; and

(d)	All of the above representations and warranties shall survive the making of this Agreement.

10.       NO WAIVER. Except as expressly provided herein, this Agreement does not and shall not be deemed to constitute a waiver by Lessor of any Event of Default under the Lease Agreement, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Lessor to agree to any further extension of the maturity date of the Lease Agreement or constitute a waiver of any of Lessor's other rights or remedies. Neither this Agreement nor any other agreement entered into in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a satisfaction, accord and satisfaction, novation or release of any of the Existing Financing Agreements.

11.     RELEASE AND INDEMNIFICATION. In consideration for Lessor's agreement to consent to the modifications set forth herein, Lessee and Guarantor hereby waive and release and forever discharge Lessor and its past, present or future officers, directors, attorneys, agents, employees, parent company, affiliates, subsidiaries and successors and assigns from any liability, damage, claim, loss or expense of any kind that they may have now or hereafter against Lessor or any of them arising out of or, in any way, relating to the Lease Agreement and all other Obligations, including, but not limited to, those arising from the negotiation, administration or enforcement thereof (the “Released Claims”). Lessee and Guarantor hereby further agree to indemnify and hold Lessor and its past, present or future officers, directors, attorneys, agents, employees, parent company, affiliates, subsidiaries and successors and assigns harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against Lessor or any of them on account of any claims arising out of or, in any way, relating to the Lease Agreement including, but not limited to, those arising from the negotiation, administration or enforcement thereof. If, and to the extent that, any Released Claims are, for any reason whatsoever, not fully, finally and forever released and discharged pursuant to the terms above, Lessee and Guarantor hereby absolutely and unconditionally grant sell, bargain, transfer, assign and convey to Lessor all of the Released Claims and any proceeds, settlements and

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distributions relating thereto. Lessee and Guarantor further state that they have carefully read the foregoing release, know the contents thereof and grant the same as their own free act and deed.

12.       EVENTS OF DEFAULT. Lessee’s failure to comply with any of the terms, conditions, representations, warranties or covenants hereof or of any of the Existing Financing Agreements (other than as a result of the Existing Event of Default prior to the Termination Date) shall be deemed to be an Event of Default hereunder and under the Existing Financing Agreements and shall permit Lessor, at its option, without further notice (which notice is expressly waived by Lessee and Guarantor), to accelerate all of Lessee’s obligations to Lessor and to exercise all rights and remedies Lessor may have under any of the documents evidencing the Lease Agreement or as are otherwise available at law or in equity, including all of Lessor’s rights with respect to Lessee or Guarantor.

13.	MISCELLANEOUS.

(a)       Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

(b)       Other Instruments. Lessee and Guarantor agree to execute any other documents, instruments and writings, in form satisfactory to Lessor, as Lessor may reasonably request, as further evidence of Lessee's obligations hereunder and otherwise to carry out the intentions of parties hereunder.

(c)       Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)       Third Parties. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

(e)       Payment of Fees, Costs and Expenses. Lessee and Guarantor unconditionally agree to pay or reimburse Lessor for any fees, costs and expenses (including without limitation attorneys' fees) arising in connection with the review, preparation, negotiation, documentation, closing and administration of this Agreement and the enforcement of Lessor's rights under the Existing Financing Agreements, as modified hereby (including attorneys’ fees and costs relating to representation of Lessor in any bankruptcy case or proceedings with respect to Lessee or Guarantor). All such reimbursements shall be due and payable on demand.

(f)        GOVERNING LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE EXISTING FINANCING AGREEMENTS, THE EXISTING FINANCING AGREEMENTS AND THIS AGREEMENT SHALL BE

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GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.

(g)       Usury.   It is the intent of Lessor and Lessee to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under any of the Existing Financing Agreements or this Agreement, then it is Lessee’s and Lessor’s express intention that such excess amount be immediately credited on the principal balance of the lease in question (or, if the lease has been fully paid, refunded by Lessor to Lessee, and Lessee shall accept such refund), and the provisions hereof and thereof be immediately reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refund shall not cure or waive any default by any Lessee under any of the Existing Financing Agreements or this Agreement.

(h)       Severability.      The provisions of this Agreement are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

(i)        Acknowledgement. Lessee and Guarantor acknowledge and agree that they have had reasonable and sufficient time to read and consider the terms of this Agreement, understand the terms hereof, have had time and opportunity to consult with legal counsel of their choosing regarding the contents and legal effect of this Agreement, and have voluntarily caused this Agreement to be executed with full knowledge of its provisions and effect.

(j)	Time of Essence.	Time is of the essence of this Agreement.

(k)       Entire Agreement. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and completely integrates in writing all negotiations, discussions, understandings and agreements of every kind and character between and among the parties. Each party confirms and agrees that such party has executed this Amendment solely for the purpose expressly stated herein and therein, and not in reliance upon any other oral or written agreement, promise, representation and warranty, or upon any belief as to any fact not expressly recited herein or therein. This Agreement may not be supplemented, amended or modified in any way whatsoever without the prior written consent of all parties hereto.

(l)        Consent to Jurisdiction. Lessee and Guarantor irrevocably (1) consent to the jurisdiction of the Courts of the State of New Jersey or the United States District Court for the District of New Jersey in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking, (2) agree that, subject to Lessor’s election, all actions or proceedings relating to the Existing Financing

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Agreements or the transactions contemplated by this Agreement shall be litigated in such Courts, (3) waive any objection which they may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, (4) waive personal service of any and all process upon them, and (5) agree to service of process by certified mail, return receipt requested to the current address of Lessee.

(m)       WAIVER OF JURY TRIAL. LESSEE AND GUARANTOR HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LESSOR WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR OTHERWISE.

DATED the date and year first above written.

LESSEE:

Attest:	MEDIA SCIENCES, INC.

/s/ Michael W. Levin	By: /s/ Kevan D. Bloomgren, CFO (SEAL)

GUARANTOR:

Attest:	MEDIA SCIENCES INTERNATIONAL, INC.

/s/ Michael W. Levin	By: /s/ Kevan D. Bloomgren, CFO (SEAL)

LESSOR:

Attest:	PNC EQUIPMENT FINANCE, LLC

_______________________	By:___________________________

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